



                                                                                    Exhibit 12-A
                                                                                    Page 1 of 3

                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                        (Dollars In Thousands)
                                                     Twelve Months Ended
                                 December 31,      December 31,   December 31,    December 31,
                                    1989              1990           1991            1992
      OPERATING REVENUES           $680 458         $719 387        $788 462        $821 823
      OPERATING EXPENSES
        (excluding taxes
        based on income)            521 027          559 701         687 439         660 497
        Interest portion
        of rentals (A)                6 583            6 830           5 574           5 817
          Net expense               514 444          552 871         681 865         654 680

      OTHER INCOME:
        Allowance for funds
          used during
          construction                3 529            3 912           2 330           2 858
        Other income, net            21 566           17 833          15 531           3 229
          Total other income         25 095           21 745          17 861           6 087

      EARNINGS AVAILABLE FOR
      FIXED CHARGES                $191 109         $188 261        $124 458        $173 230

      FIXED CHARGES:
        Interest on funded
          indebtedness             $ 32 049         $ 33 512        $ 36 413        $ 38 882
        Other interest               10 615           11 121           9 028           6 039
        Interest portion
          of rentals (A)              6 583            6 830           5 574           5 817
           Total fixed charges     $ 49 247         $ 51 463        $ 51 015        $ 50 738

      RATIO OF EARNINGS TO
      FIXED CHARGES                    3.88             3.66            2.44            3.41

      Preferred stock dividend
        requirements               $ 10 289         $ 10 289        $ 10 289        $ 10 289
      Ratio of income before
        provision for income
        taxes to net income(B)        157.3%           146.8%          154.9%          167.6%
      Preferred stock dividend
        requirement on a pre-
        tax basis                    16 184           15 104          15 937          17 244
      Fixed charges, as above        49 247           51 463          51 015          50 738
          Total fixed charges
            and preferred
            stock dividends        $ 65 431         $ 66 567        $ 66 952        $ 67 982

      RATIO OF EARNINGS TO
      COMBINED FIXED CHARGES
      AND PREFERRED STOCK
      DIVIDENDS                        2.92             2.83            1.86            2.55



                                                                                    Exhibit 12-A
                                                                                    Page 2 of 3

                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                        (Dollars In Thousands)
                                                        Twelve Months Ended
                                                                              Proforma
                                          December 31,       June 30,         June 30,
                                             1993              1994            1994 (c)
      OPERATING REVENUES                   $801 487          $807 148         $807 148
      OPERATING EXPENSES
        (excluding taxes
        based on income)                    624 025           663 188          663 188
        Interest portion
        of rentals (A)                        4 932             4 687            4 687
          Net expense                       619 093           658 501          658 501

      OTHER INCOME:
        Allowance for funds
          used during
          construction                        2 919             2 456            2 456
        Other income, net                    (5 581)         (105 240)        (105 240)
          Total other income                 (2 662)         (102 784)        (102 784)

      EARNINGS AVAILABLE FOR
      FIXED CHARGES                        $179 732          $ 45 863         $ 45 863

      FIXED CHARGES:
        Interest on funded
          indebtedness                     $ 42 887          $ 42 727         $ 42 727
        Other interest                        6 990            13 557           24 807
        Interest portion
          of rentals (A)                      4 932             4 687            4 687
           Total fixed charges             $ 54 809          $ 60 971         $ 72 221

      RATIO OF EARNINGS TO
      FIXED CHARGES                            3.28               .75(D)           .64(D)

      Preferred stock dividend
        requirements                       $  6 960          $  3 632         $  3 632
      Ratio of income before
        provision for income
        taxes to net income(B)                160.4%            389.9%           256.1%
      Preferred stock dividend
        requirement on a pre-
        tax basis                            11 164            14 161            9 302
      Fixed charges, as above                54 809            60 971           72 221
          Total fixed charges
            and preferred
            stock dividends                $ 65 973          $ 75 132         $ 81 523

      RATIO OF EARNINGS TO
      COMBINED FIXED CHARGES
      AND PREFERRED STOCK
      DIVIDENDS                                2.72               .61(D)           .56(D)



                                                                                    Exhibit 12-A
                                                                                    Page 3 of 3


                          METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANY
                                STATEMENTS SHOWING COMPUTATION OF RATIO
                  OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 BASED ON SEC REGULATION S-K, ITEM 503
                                        (Dollars In Thousands)



      NOTES:

      (A)  The Company included the equivalent of the interest portion of all rentals charged to income as fixed  charges for  this statement  and has excluded  such components  from
           Operating Expenses.

      (B)  Represents income before  provision for income taxes of  $141,862, $136,798, $73,443,
           $122,492, $124,923, $(15,108) and $(26,358) for  the years 1989 through 1993,  twelve months  ended  June  30,  1994  and  proforma  twelve  months  ended  June  30, 1994, respectively,  divided by  income before  cumulative effect  of accounting  change of
           $90,164, $93,191, $47,400, $73,077, $77,875, $(3,875) and $(10,292), respectively.

      (C)  Gives effect to the issuance  of $125,000 aggregate stated liquidation  preference of
           Preferred Securities and  the use of the  proceeds thereof to purchase  the Company's
           Subordinated Debentures at an assumed rate of 9%.

      (D)  Pre-tax earnings for the twelve months ended June 30, 1994 and proforma twelve months ended  June 30, 1994  are inadequate to  cover both fixed charges  and combined fixed charges and preferred  stock dividends.  The  deficiency in pre-tax earnings  for the ratio of earnings to fixed charges and the combined fixed charges and preferred stock dividends  for  the twelve  months  ended  June  30,  1994 is  $15,108  and  $29,269, respectively, which represents additional pre-tax  earnings needed to reach a one-to-
           one ratio.   The deficiency in  pre-tax earnings for  the ratio of earnings  to fixed charges and the combined fixed charges and preferred stock dividends for the proforma twelve months ended June 30, 1994 is $26,358 and $35,660, respectively.

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